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                                                                    EXHIBIT 99.1

                                                                  [INTERVU LOGO]

NEWS RELEASE
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For further information:

                      ANJEANETTE RETTIG
                      INTERVU INC.
                      858-623-8400 X134
                      ARETTIG@INTERVU.NET

             MICROSOFT INVESTS $30 MILLION IN INTERVU TO ACCELERATE
                          BROADBAND DELIVERY SERVICES

 COMPANIES FORM STRATEGIC ALLIANCE TO BRING HIGH QUALITY BROADBAND TO CONSUMERS

SAN DIEGO, CA, DECEMBER 20, 1999 - INTERVU Inc. (Nasdaq: ITVU), the leading service provider for Internet audio and video delivery solutions, today announced a strategic partnership with Microsoft to expand its broadband streaming media network based on the Windows Media platform. The companies also announced that Microsoft will invest $30 million in INTERVU.

        "INTERVU is a pioneer in distributing streaming media content, and we share a vision of bringing broadband into the mainstream for millions of consumers," said Will Poole, general manager, Streaming Media Division at Microsoft. "This alliance will significantly advance the quality, broad availability, and efficient delivery of broadband Windows Media content."

        INTERVU and Microsoft are aligning to rapidly develop an infrastructure that is cost-effective for the development of Internet broadband audio and video delivery. Content providers will receive forward-based pricing combined with a quick deployment of edge media delivery centers located at high-speed access points. In addition, the cost-effective Windows Media solution will serve as a platform for building value-added applications such as targeted audio/video advertising insertion, pay-per-view, and digital rights management, creating new business opportunities for content providers.

        "Our strategic alliance with Microsoft is a strong endorsement of INTERVU's strategy to build the most advanced broadband network dedicated to multimedia content," said Harry Gruber, chairman and chief executive officer of INTERVU. "We will use this investment to expand our broadband network capabilities and develop value-added applications to provide our customers with an end-to-end solution for streaming media management and delivery at a price designed to jump start the broadband streaming media industry."



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        INTERVU provides content providers and corporations with turnkey audio and video delivery services over a proprietary network built on the Internet. INTERVU's patented network consists of distributed media delivery centers (MDCs) that are co-located across multiple Internet backbones for optimal Internet distribution and reach. With Microsoft's investment, INTERVU will co-locate and interconnect its MDCs on cable, wireless and digital subscriber line (DSL) networks and in other "edge" locations in order to reduce, and eventually eliminate, egress distribution costs for its content provider customers. This regional expansion of INTERVU's network will also offer broadband service providers and their subscribers with the highest quality audio/video experience possible by bypassing Internet congestion through intelligent network delivery.

        Microsoft will purchase shares of a new series of INTERVU senior convertible preferred stock for $30 million. The preferred stock may be converted into common stock at a conversion price of $90.00 per share, which represents a 27% premium over the previous 20-day average closing price of INTERVU's common stock. The terms of the security specify an annual dividend rate of 6.5% payable quarterly in stock or cash. Microsoft will receive a five-year warrant to purchase 60,000 shares of INTERVU's common stock with an exercise price of $90.00 per share.

ABOUT INTERVU INC.

INTERVU provides Web site owners and content publishers with services for the delivery or "streaming" of live and on-demand video and audio content over the Internet. INTERVU's services automate the publishing, distribution and programming of video and audio content. INTERVU uses a scalable, patented distribution network comprised of servers strategically located in major Internet hosting centers. INTERVU's customers use its video and audio distribution services to transmit entertainment, sports, news, business communications, advertising and distance learning content. INTERVU's current customers include CNET (Nasdaq: CNET), CNN (NYSE: TWX), Excite@Home (Nasdaq:
ATHM), House of Blues, Microsoft (Nasdaq: MSFT), MSNBC, NBC (NYSE: GE), Onradio.com, Quokka Sports (Nasdaq: QKKA), Saatchi & Saatchi (NYSE: SSA) and Turner Broadcasting. Additional information can be found at www.intervu.net.

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Except for the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties that might cause actual results to differ from those foreseen, including the market acceptance for INTERVU's specialized services, the growth of the market for streaming media services, INTERVU's history of operating losses and expected future losses, technological change and intense competition, as well as the other risks detailed from time to time in INTERVU's SEC reports, including the report on Form 10-K filed on March 30, 1999.